EXHIBIT 10.4

EXECUTION VERSION

AMENDMENT TO MGM RESORTS INTERNATIONAL TIME- VESTING STOCK APPRECIATION RIGHT AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of  November 5, 2012, between James J. Murren (the “Employee”) and MGM Resorts International (formerly MGM MIRAGE), a Delaware corporation (the “Company”).

WHEREAS, on April 6, 2009 the Company granted a SAR (as defined in the SAR Agreement (as defined below)) to the Employee under the Company’s Amended and Restated 2005 Omnibus Incentive Plan (the “Incentive Plan”) and a Time- Vesting Stock Appreciation Right Agreement (the “SAR Agreement”);

WHEREAS, concurrent with the execution of this Amendment, Company and Employee have entered into that certain Employment Agreement entered into as of November 5, 2012, by and between the Company and the Employee (the “New Employment Agreement”);

WHEREAS, Section 3.4.1 of the New Employment Agreement provides for certain amendments to the SAR;

WHEREAS, the Company and the Employee desire to modify the terms of the SAR by amending the SAR Agreement;

NOW THEREFORE, the Company hereby amends the SAR Agreement as follows:

1.             Section 2.02(a) shall be deleted in its entirety and replaced with “[Intentionally Omitted].”

2.             Section 3.01 shall be amended by replacing the words “Employment Agreement” with “New Employment Agreement.”

3.             The existing definition of Change of Control set forth in Appendix A of the SAR Agreement shall be deleted in full and replaced with the following:  “‘Change of Control’ has the meaning ascribed to such term in the Company’s Change of Control Policy for Executive Officers.”

4.             The definition of COC Termination Right set forth in Appendix A of the SAR Agreement shall be deleted in its entirety.

5.             The phrase “by Employee pursuant to the exercise of the COC Termination Right” contained in the definitions of Exercise Period and Vesting Period as set forth in Appendix A of the SAR Agreement shall be deleted.

6.             A new definition entitled “New Employment Agreement” shall be inserted into the list of definitions which shall be as follows:  “‘New Employment Agreement” shall mean that certain employment agreement entered into as of [November 5], 2012, by and between the Company and the Employee.”

7.             Section (2) of the definition of Exercise Period as set forth in Appendix A of the SAR Agreement shall be deleted in full and replaced with the following:  “in the event of a termination of Employee’s employment (before a Change of Control or following a Continuing COC) by the Company without Employer’s Good Cause, by Employee for Employee’s Good Cause, or on account of death or Disability, the date that is two (2) years following the date of such termination;”

8.             Section (5) of the definition of Exercise Period as set forth in Appendix A of the SAR Agreement shall be deleted and the current section (6) of the definition of Exercise Period shall be renumbered as section (5).

9.             Except as specifically amended hereby, the SAR Agreement shall remain in full force and effect as originally executed.

10           This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, this Amendment to MGM Resorts International Time- Vesting Stock Appreciation Right Agreement is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
Name: John M. McManus
Title: Executive Vice President,
General Counsel & Secretary

IN WITNESS WHEREOF, this Amendment to MGM Resorts International Time- Vesting Stock Appreciation Right Agreement is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

/s/ James J. Murren
James J. Murren